Exhibit 10.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO APPLIED DIGITAL SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 1,269,431 Shares of Common Stock of
Applied Digital Solutions, Inc.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No.	Issue Date: October 31, 2007

APPLIED DIGITAL SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, VALENS OFFSHORE SPV II, CORP., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business on October 31, 2014 (the “Expiration Date”), up to 1,269,431 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The “Exercise Price” applicable under this Warrant shall be $1.00 per share acquired hereunder.

(b) The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Company” shall include Applied Digital Solutions, Inc. and any person or entity which shall succeed, or assume the obligations of, Applied Digital Solutions, Inc. hereunder.

(d) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the date hereof, through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of (a) an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), and (b) an electronic copy of the Exercise Notice to warrants@adsx.com, at any time prior to 5:00 p.m., eastern time, on the business day the Holder wishes to effect such exercise, 1,269,431 shares of Common Stock of the Company, subject to adjustment pursuant to Section 4. Notwithstanding anything to the contrary contained herein, the Holder hereby agrees that during the period on and after the Issue Date and prior to the date that is the one year anniversary of the Issue Date, it shall not sell any Common Stock acquired upon exercise of this Warrant.

1.2. Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the average of the daily VWAP for such security on the Trading Day immediately preceding the Determination Date. “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market. “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded. “VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and each Holder of the results of determination no later than two (2) business days from the time such calculation was submitted to it by the Company. Such investment banking firm’s determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(b) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3. Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.4. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Procedure for Exercise.

2.1. Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2. Exercise.

(a) Payment may be made either (i) in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

Notwithstanding anything to the contrary contained herein, the Holder hereby agrees that it may not utilize this cashless exercise provision during the period on and after the Issue Date and prior to the date that is the six month anniversary of the Issue Date.

3. Reorganization, Consolidation, Merger, Etc.

3.1. Reorganization, Consolidation, Merger, Etc. If there occurs (i) any capital reorganization or any reclassification of the Common Stock of the Company; (ii) any consolidation or merger of the Company with or into another person (A) where the Company is not the continuing entity; (B) which results in any reorganization or reclassification of its outstanding Common Stock; or (C) which results in the Common Stock of the Company being changed into or exchanged for common stock or other securities of any other entity or cash or any other assets, or (iii) the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, proper and adequate provision shall be made by the Company whereby the Holder will be entitled to receive upon surrender of the Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of the Warrant, and (y) to the extent that the Holder would be entitled to receive Common Stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of the Warrant. The Company shall provide the Holder notice of its intent to affect such reorganization, reclassification, consolidation, merger, sale or conveyance promptly after such notice is mailed or otherwise provided to the holders of the Common Stock, but in no event less than fifteen (15) days prior to the consummation of such transaction. If Holder elects to exercise this Warrant in connection with the consummation of such transaction, Holder shall promptly notify the Company, provided, however, that such notification shall in no case be provided less than five (5) days prior to the scheduled consummation or effective date, as the case may be, of the transaction. If the Holder does not choose to exercise this Warrant at the time such reorganization, reclassification, consolidation, merger, sale or conveyance, then this Warrant shall continue in full force pursuant to Section 3.3 below. Notwithstanding anything herein to the contrary, the provisions in this Section 3.1 shall not be triggered as a result of the transactions contemplated by that Agreement and Plan of Reorganization dated August 8, 2007, among the Company, Digital Angel Corporation, and Digital Angel Acquisition Corp.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, so long as a portion of this Warrant remains unexercised, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. The Holder of this Warrant, on exercise hereof at any time after the consummation or effective date of any reorganization, consolidation, merger or transfer, shall receive, in lieu of the Common Stock issuable on such exercise prior to the date of such reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such transaction if such holder had exercised this Warrant immediately prior thereto less an amount of cash and/or securities having a value equal to the aggregate Exercise Price payable upon exercise of the Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then applicable Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights and obligations evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder has been granted certain registration rights by the Company.

10. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within three (3) business days confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date.  The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), except that at no time shall the Company be obligated to issue any shares of Common Stock pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant, the Purchase Agreement or any Related Agreement without violating the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules or regulations of the Principal Market for issuances of Common Stock in excess of such amount. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) or otherwise, shall not exceed an aggregate of 13,567,898 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock).”

11. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Rights of Shareholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the third business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

14. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

APPLIED DIGITAL SOLUTIONS, INC.

WITNESS:
	By:	/s/ Lorraine M. Breece

	Name:	Lorraine M. Breece

/s/ Alicia M. Harris	Title:	SVP, ACFO

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